UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2016

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02	Results of Operations and Financial Condition.

On November 2, 2016, Allergan plc (the “Company”) issued a press release reporting the financial results for the three and nine months ended September 30, 2016. A copy of the press release reporting the financial results of the Company is attached to this report as Exhibit 99.1 and incorporated herein by reference.

In its press release, the Company discloses items not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), or non-GAAP financial measures (as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission), that exclude certain significant charges or credits that are important to an understanding of the Company’s ongoing operations. The Company believes that its Non-GAAP measures provide useful information to investors because these are the financial measures used by our management team to evaluate our operating performance, make day to day operating decisions, prepare internal forecasts, communicate external forward looking guidance to investors, compensate management and allocate the Company’s resources. We believe this presentation also increases comparability of period to period results. The Company’s determination of significant charges or credits may not be comparable to similar measures used by other companies and may vary from period to period. The Company uses both GAAP financial measures and the disclosed non-GAAP adjusted financial measures internally. These non-GAAP adjusted financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP adjusted net income, non-GAAP adjusted net income per share, adjusted EBITDA and non-GAAP adjusted operating income are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. We define non-GAAP adjusted net income as consolidated net income / (loss) for such period adjusted for the following net of tax: (i) amortization expenses, (ii) global supply chain and operational excellence initiatives, (iii) acquisition, integration and licensing, (iv) accretion on contingent liabilities, (v) impairment/asset sales and related costs, including the exclusion of discontinued operations, (vi) legal settlements and (vii) other unusual charges or expenses. We define adjusted EBITDA as an amount equal to consolidated net income / (loss) from continuing operations attributable to shareholders for such period adjusted for the following: (i) interest expense, (ii) interest income, (iii) (benefit) for income taxes, (iv) depreciation and amortization expenses, (v) stock-based compensation expense, (vi) asset impairment charges and losses / (gains) and expenses associated with the sale of assets, including the exclusion of discontinued operations, (vii) business restructuring charges associated with Allergan’s global supply chain and operational excellence initiatives or other restructurings of a similar nature, (viii) costs and charges associated with the acquisition of businesses and assets including, but not limited to, milestone payments, integration charges, other charges associated with the revaluation of assets or liabilities and charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (ix) litigation charges and settlements and (x) other unusual charges or expenses. We define non-GAAP adjusted operating income as adjusted EBITDA including depreciation and certain stock-based compensation charges, but excluding dividend income.

The information in this report (including the exhibits) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits:

99.1	Press Release of Allergan plc entitled “Allergan Reports Third Quarter 2016 Continuing Operations Performance with GAAP Net Revenues of $3.6 Billion” dated November 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2016	Allergan plc

	By:	/s/ Maria Teresa Hilado
	Name:	Maria Teresa Hilado
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Allergan plc entitled “Allergan Reports Third Quarter 2016 Continuing Operations Performance with GAAP Net Revenues of $3.6 Billion” dated November 2, 2016.